UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2009

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)
______________

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2009, Cytomedix, Inc., a Delaware corporation (“Cytomedix” or “the Company”), entered into securities purchase agreements with investors to raise gross proceeds of approximately $1,050,000, before placement agent’s fees and other offering expenses, in a registered direct offering. Cytomedix will issue to the investors 2,292,859 shares of its common stock and warrants to purchase 1,146,432 shares of common stock. The purchase price paid by non-affiliate investors was $0.44 for each unit and $0.57 per unit for affiliate investors. The warrants expire after five years and are exercisable at $0.65 per share on or after February 14, 2010. This initial closing of the offering is expected to take place on or about August 14, 2009 subject to the satisfaction of customary closing conditions.  Proceeds from the transaction will be used for general corporate purposes.

Avalon Securities Ltd. acted as exclusive placement agent, on a “best efforts” basis, for this transaction.

The offering was made pursuant to a shelf registration statement on (SEC File No. 333-147793, the base prospectus originally filed with the SEC on December 3, 2007), as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on August 12, 2009.

The descriptions of terms and conditions of the Securities Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference and the form of the Warrants, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01	Other Events.

On August 12, 2009, the Company issued a press release announcing the foregoing offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant.
5.1	Opinion of Cozen O’Connor.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.1 hereto).
99.1	Press Release dated August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin Rosendale
Martin Rosendale
Chief Executive Officer

Date:           August 12, 2009